EXHIBIT 1

Joint Filing Agreement

This Joint Filing Agreement is entered into as of July 1, 2014, by the undersigned, who hereby agree that the Statement on Amendment No. 2 to Schedule 13D in respect of the common shares ofTransition Therapeutics Inc. is, and any amendment subsequently signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

/S/ JACK W. SCHULER
Jack W. Schuler

/S/ RENATE SCHULER
Renate Schuler

Schuler Family Foundation

By	/S/ JACK W. SCHULER
Jack W. Schuler, Director

Tanya Eva Schuler Trust

By	/S/ H. GEORGE SCHULER
H. George Schuler, Trustee

Therese Heidi Schuler Trust

By	/S/ H. GEORGE SCHULER
H. George Schuler, Trustee

Tino Hans Schuler Trust

By	/S/ H. GEORGE SCHULER
H. George Schuler, Trustee